UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2011

NANOPHASE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (630) 771-6700

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 26, 2011, Nanophase Technologies Corporation (the "Company") was notified by the Listing Qualifications Department of the Nasdaq Stock Market ("NASDAQ") that the Company's application to transfer its listing from the NASDAQ Global Market to the NASDAQ Capital Market had been approved. The Company's shares began trading on the NASDAQ Capital Market on May 31, 2011.

Previously, the Company disclosed that on May 17, 2011, it had received a notice from NASDAQ's Listing Qualifications Department stating that, as of the most recent quarterly reporting period, the Company's reported Stockholders Equity of $9,979,845 fell below the $10,000,000 required by NASDAQ Listing Rule 5450(b)(1)(A), and the Company did not meet other available continued listing standards for the NASDAQ Global Market. The notice stated that the Company could either submit a plan for regaining compliance with the NASDAQ Global Market Listing Rules or apply to transfer its listing to the NASDAQ Capital Market. The Company decided on May 20, 2011 to apply for a transfer of listing to the NASDAQ Capital Market. That transfer was approved and implemented by NASDAQ, and disclosed via press release on June 1, 2011. The press release is attached as an exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated June 1, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOPHASE TECHNOLOGIES CORPORATION (Registrant)
June 1, 2011 (Date)	/s/ FRANK CESARIO FRANK CESARIO Chief Financial Officer

Exhibit Index
99.1	Press release dated June 1, 2011